Exhibit 99.1

Planet 13 Announces Chief Financial Officer Resignation;

Steve McLean Named Interim Chief Financial Officer

Las Vegas, Nevada – May 20, 2025 – Planet 13 Holdings Inc. (CSE: PLTH) (OTCQX: PLNH) (“Planet 13” or the “Company”), a leading vertically-integrated multi-state cannabis company, today announced that Dennis Logan, the Chief Financial Officer of the Company, submitted his resignation effective May 31, 2025. Mr. Logan will be leaving the Company to pursue other opportunities.

Mr. Logan has served as the Chief Financial Officer of the Company since 2018 and is committed to an orderly transition of his duties. Effective upon Mr. Logan’s departure, the Company has appointed Steve McLean, the Company’s Vice President of Finance to serve as its Interim Chief Financial Officer.

“We would like to thank Dennis for his contributions to the Company. He has been a key contributor to Planet 13 since we went public. We wish him the best in his future endeavors,” said Robert Groesbeck, Co-Chief Executive Officer of the Company.

Mr. McLean joined the Company in 2019 and has since overseen the Company’s finance and accounting operations. He is a Certified Management Accountant and holds a Master’s degree with a specialization in taxation from the State University of New York at Albany.

About Planet 13

Planet 13 (https://planet13.com) is a vertically integrated cannabis company, with award-winning cultivation, production and dispensary operations across its locations in California, Nevada, Illinois, and Florida. Home to the nation's largest dispensary, located just off The Strip in Las Vegas, Planet 13 continues to expand its footprint with the recent debut of its first consumption lounge in Las Vegas, DAZED!, the opening of its first Illinois dispensary in Waukegan, bringing unparalleled cannabis experiences to the Chicago metro area. Planet 13’s mission is to build a recognizable global brand known for world-class dispensary operations and innovative cannabis products. Licensed cannabis activity is legal in the states Planet 13 operates in but remains illegal under U.S. federal law. Planet 13’s shares trade on the Canadian Securities Exchange under the symbol PLTH and are quoted on the OTCQX under the symbol PLNH. To learn more, visit planet13.com.

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking information and forward-looking statements within the meaning of applicable securities laws. All statements, other than statements of historical fact, are forward-looking statements and are often, but not always, identified by phrases such as “plans”, “expects”, “proposed”, “may”, “could”, “would”, “intends”, “anticipates”, or “believes”, or variations of such words and phrases. In this news release, forward-looking statements relate to our strategic goals or future performance. Such forward-looking statements reflect what management of the Company believes, or believed at the time, to be reasonable assumptions and accordingly readers are cautioned not to place undue reliance upon such forward-looking statements and that actual results may vary from such forward-looking statements. These assumptions, risks and uncertainties which may cause actual results to differ include, among others: final regulatory and other approvals or consents needed to operate our business; fluctuations in general macroeconomic conditions; inflationary pressures; fluctuations in securities markets; expectations regarding the size of the cannabis market in the states in which we currently operate in or contemplate future operations and changing consumer habits in such states; the ability of the Company to successfully achieve its business objectives; plans for expansion; political and social uncertainties including international conflict; inability to obtain adequate insurance to cover risks and hazards; and the presence of laws and regulations that may impose restrictions on cultivation, production, distribution and sale of cannabis and cannabis related products in the states in which we currently operate in or contemplate future operations; employee relations and other risks and uncertainties discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission at www.sec.gov and on the Company’s issuer profile on SEDAR+ at www.sedarplus.ca and in the Company’s periodic reports subsequently filed with the U.S. Securities and Exchange Commission and on SEDAR+. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

For Further Inquiries, Please Contact:

LodeRock Advisors Inc., Planet 13 Investor Relations

mark.kuindersma@loderockadvisors.com

Robert Groesbeck or Larry Scheffler

Co-Chief Executive Officers

ir@planet13lasvegas.com